CrowdStrike Reports Fourth Quarter and Fiscal Year 2020 Financial Results
Achieves $600 million in ARR
Delivers positive cash flow from operations and free cash flow for the quarter and year

SUNNYVALE, Calif., March 19, 2020 -- CrowdStrike Holdings, Inc., (Nasdaq: CRWD), a leader in cloud-delivered endpoint protection, today announced financial results for the fourth quarter and fiscal year 2020 ended January 31, 2020.

“CrowdStrike delivered a record-setting fourth quarter to conclude an exceptional fiscal year. With ARR reaching $600 million, we continued to see broad strength in multiple areas of the business during the quarter, including 90% year-over-year subscription revenue growth, record net new ARR and an acceleration in net new customers. Throughout this past year, we continued to execute on the increasing demand we see in the market and the Security Cloud vision we pioneered. Looking into fiscal 2021 and beyond, the powerful combination of our cloud-native platform and frictionless go-to-market positions us well as the fundamental endpoint platform for the future,” said George Kurtz, CrowdStrike’s co-founder and chief executive officer.

Commenting on the company's financial results, Burt Podbere, CrowdStrike’s chief financial officer, added, “Fourth quarter results well exceeded our expectations. Our continued robust growth along with our relentless focus on execution and strong unit economics drove improved operating leverage, positive cash flow from operations and positive free cash flow for the quarter and year.”

Fourth Quarter Fiscal 2020 Financial Highlights

•Revenue: Total revenue was $152.1 million, an 89% increase, compared to $80.5 million in the fourth quarter of fiscal 2019. Subscription revenue was $138.5 million, a 90% increase, compared to $72.8 million in the fourth quarter of fiscal 2019.

•Annual Recurring Revenue (ARR) increased 92% year-over-year and grew to $600.5 million as of January 31, 2020, of which $98.7 million was net new ARR added in the quarter.

•Subscription Gross Margin: GAAP subscription gross margin was 75%, compared to 70% in the fourth quarter of fiscal 2019. Non-GAAP subscription gross margin was 77%, compared to 70% in the fourth quarter of fiscal 2019.

•Loss from Operations: GAAP loss from operations was $31.1 million, compared to $31.2 million in the fourth quarter of fiscal 2019. Non-GAAP loss from operations was $6.7 million, compared to $28.0 million in the fourth quarter of fiscal 2019.

•Net Loss: GAAP net loss was $28.4 million, compared to $31.3 million in the fourth quarter of fiscal 2019. GAAP net loss per share was $0.14, compared to $0.67 in the fourth quarter of fiscal 2019. Non-GAAP net loss was $3.9 million, or $0.02 on a per share basis, compared to a loss of $28.0 million, or $0.60 on a per share basis, in the fourth quarter of fiscal 2019.

•Cash Flow: Net cash generated from operations was $66.1 million, compared to $15.8 million in the fourth quarter of fiscal 2019. Free cash flow was positive $50.7 million, compared to negative $0.1 million in the fourth quarter of fiscal 2019.

•Cash, cash equivalents and marketable securities increased to $912.1 million as of January 31, 2020.

Full Year Fiscal 2020 Financial Highlights

•Revenue: Total revenue was $481.4 million, a 93% increase, compared to $249.8 million in fiscal 2019. Subscription revenue was $436.3 million, a 99% increase, compared to $219.4 million in fiscal 2019.

•Subscription Gross Margin: GAAP subscription gross margin was 74%, compared to 68% in fiscal 2019. Non-GAAP subscription gross margin was 75%, compared to 69% in fiscal 2019.

•Loss from Operations: GAAP loss from operations was $146.1 million, compared to $136.9 million in fiscal 2019. Non-GAAP loss from operations was $65.6 million, compared to $115.8 million in fiscal 2019.

•Net Loss: GAAP net loss was $141.8 million, compared to $140.1 million in fiscal 2019. GAAP net loss per share was $0.96, compared to $3.12 in fiscal 2019. Non-GAAP net loss was $62.6 million, compared to $119.0 million in fiscal 2019. Non-GAAP net loss per share was $0.42, compared to $2.65 in fiscal 2019.

•Cash Flow: Net cash generated from operations was $99.9 million, compared to a use of $23.0 million in fiscal 2019. Free cash flow was positive $12.5 million, compared to negative $65.6 million in fiscal 2019.

Recent Highlights

•Added a record 870 net new subscription customers in the quarter for a total of 5,431 subscription customers as of January 31, 2020, representing 116% growth year-over-year.
•CrowdStrike’s subscription customers that have adopted five or more cloud modules increased to 33% as of January 31, 2020.

•Launched CrowdStrike Falcon Spotlight™ App for Security Operations, which integrates real-time endpoint vulnerability data and patch validation with prioritization and response workflows provided by ServiceNow and is available in the ServiceNow Store.

•Announced extending the capabilities of the CrowdStrike Falcon® platform's award-winning endpoint protection and endpoint detection and response (EDR) to provide visibility specific to workloads hosted on Google Cloud Platform (GCP) and Microsoft Azure and to provide EDR and run-time protection for containers. Falcon will now provide comprehensive visibility into all three leading public clouds.

•Introduced Endpoint Recovery Services to accelerate incident response and remediation. This new offering combines the power of the CrowdStrike Falcon platform, threat intelligence, and real-time response to accelerate business recovery from cyber intrusions.

•Promoted Michael Sentonas to chief technology officer. Sentonas joined CrowdStrike in 2016 and most recently served as the company's vice president of technology strategy.

Financial Outlook

CrowdStrike is providing the following guidance for the first quarter of fiscal 2021 (ending April 30, 2020) and guidance for fiscal year 2021 (ending January 31, 2021):

	Q1 FY21 Guidance	Full Year FY21 Guidance
Total revenue	$164.3 - $167.6 million	$723.3 - $733.5 million
Non-GAAP loss from operations	$(16.2) - $(13.9) million	$(37.1) - $(29.9) million
Non-GAAP net loss	$(14.0) - $(11.7) million	$(29.3) - $(22.1) million
Non-GAAP net loss per share, basic and diluted	$(0.07) - $(0.06)	$(0.14) - $(0.10)
Weighted average shares used in computing non-GAAP net loss per share attributable to common stockholders, basic and diluted	211.3 million	212.5 million

These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation expense and amortization expense of acquired intangible assets. We have not provided the most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for non-GAAP loss from operations, non-GAAP net loss, and non-GAAP net loss per share is not available without unreasonable effort.

Conference Call Information
CrowdStrike will host a conference call for analysts and investors to discuss its earnings results for the fourth quarter of fiscal 2020 and outlook for its fiscal first quarter and year 2021 today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). A recorded webcast of the event will also be available for one year on the CrowdStrike Investor Relations website ir.crowdstrike.com.

Date:	March 19, 2020
Time:	2:00 p.m. Pacific time / 5:00 p.m. Eastern time
Dial-in number:	409-937-8967, conference ID: 5282383
Webcast:	ir.crowdstrike.com
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our future financial and operating performance, including our financial outlook for the fiscal first quarter and year 2021. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the risk of defects, errors, or vulnerabilities; our ability to attract new and retain existing customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscriptions and support; rapidly evolving technological developments in the market for security products and subscription and support offerings; length of sales cycles; and general market, political, economic, and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Securities and Exchange Commission (“SEC”), including our Quarterly Report on Form 10-Q filed with the SEC on December 6, 2019 and in our Annual Report on Form 10-K for the year ended January 31, 2020 that will be filed with the SEC following this earnings release.
You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Explanation of Non-GAAP Financial Measures” section of this press release.

Channels for Disclosure of Information

We intend to announce material information to the public through the CrowdStrike Investor Relations website ir.crowdstrike.com, SEC filings, press releases, public conference calls, and public webcasts. We use these channels, as well as social media and our blog, to communicate with our investors, customers, and the public about our company, our offerings, and other issues. It is possible that the information we post on social media and our blog could be deemed to be material information. As such, we encourage investors, the media, and others to follow the channels listed above, including the social media channels listed on our investor relations website, and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.

About CrowdStrike Holdings
CrowdStrike provides cloud-delivered endpoint protection. Leveraging artificial intelligence (AI), the CrowdStrike Falcon platform protects customers against cyberattacks on endpoints on or off the network by offering visibility and protection across the enterprise.
2020 CrowdStrike, Inc. All rights reserved. CrowdStrike® and CrowdStrike Falcon are among the trademarks of CrowdStrike, Inc.
Investor Relations Contact
CrowdStrike Holdings, Inc.
Maria Riley
investors@crowdstrike.com
669-721-0742
Press Contact
CrowdStrike Holdings, Inc.
Ilina Cashiola
ilina.cashiola@crowdstrike.com
202-340-0517
###

CROWDSTRIKE HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Revenue
Subscription	$138,537	$72,831	$436,323	$219,401
Professional services	13,572	7,624	45,090	30,423
Total revenue	152,109	80,455	481,413	249,824
Cost of revenue
Subscription (1)(2)	34,616	22,131	112,474	69,208
Professional services (1)	8,801	4,864	29,153	18,030
Total cost of revenue	43,417	26,995	141,627	87,238
Gross profit	108,692	53,460	339,786	162,586
Operating expenses
Sales and marketing (1)(2)	75,803	49,338	266,595	172,682
Research and development (1)(2)	38,691	22,005	130,188	84,551
General and administrative (1)	25,331	13,349	89,068	42,217
Total operating expenses	139,825	84,692	485,851	299,450
Loss from operations	(31,133)	(31,232)	(146,065)	(136,864)
Interest expense	(145)	—	(442)	(428)
Other income (expense), net	3,203	321	6,725	(1,418)
Loss before provision for income taxes	(28,075)	(30,911)	(139,782)	(138,710)
Provision for income taxes	(333)	(349)	(1,997)	(1,367)
Net loss	(28,408)	(31,260)	(141,779)	(140,077)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.14)	$(0.67)	$(0.96)	$(3.12)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	207,565	46,416	148,062	44,863
______________________________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
	(in thousands)		(in thousands)
Subscription cost of revenue	$2,062	$156	$5,226	$689
Professional services cost of revenue	955	49	2,486	205
Sales and marketing	8,408	1,234	23,919	5,175
Research and development	5,050	583	15,403	7,815
General and administrative	7,888	1,080	32,906	6,621
Total stock-based compensation expense	$24,363	$3,102	$79,940	$20,505
(2)Includes amortization of acquired intangible assets as follows:

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
	(in thousands)		(in thousands)
Subscription cost of revenue	$61	$105	$323	$327
Sales and marketing	31	32	123	143
Research and development	10	11	41	113
Total amortization of purchased intangibles	$102	$148	$487	$583

CROWDSTRIKE HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$264,798	$88,408
Marketable securities	647,266	103,247
Accounts receivable, net	164,987	92,476
Deferred contract acquisition costs, current	42,971	28,847
Prepaid expenses and other current assets	51,614	18,410
Total current assets	1,171,636	331,388
Strategic investments	1,000	—
Property and equipment, net	136,078	73,735
Deferred contract acquisition costs, noncurrent	71,235	9,918
Goodwill	7,722	7,947
Intangible assets, net	527	1,048
Other assets	16,708	9,183
Total assets	$1,404,906	$433,219
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,345	$6,855
Accrued expenses	30,355	32,541
Accrued payroll and benefits	36,810	19,284
Deferred revenue	412,985	218,700
Other current liabilities	11,601	4,040
Total current liabilities	493,096	281,420
Deferred revenue, noncurrent	158,183	71,367
Other liabilities, noncurrent	11,020	10,313
Total liabilities	662,299	363,100
Commitments and contingencies
Redeemable Convertible Preferred Stock
Redeemable convertible preferred stock	—	557,912
Stockholders’ Equity (Deficit)
Preferred stock	—	—
Common stock	—	24
Common stock, Class A and Class B	106	—
Additional paid-in capital	1,378,479	31,211
Accumulated deficit	(637,487)	(519,126)
Accumulated other comprehensive income	1,009	98
Total CrowdStrike Holdings, Inc. stockholders’ equity (deficit)	742,107	(487,793)
Non-controlling interest	500	—
Total stockholders’ equity (deficit)	742,607	(487,793)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$1,404,906	$433,219

CROWDSTRIKE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended January 31,
	2020	2019
Operating activities
Net loss	$(141,779)	$(140,077)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	23,026	14,815
Loss on disposal of fixed assets	—	191
Amortization of intangible assets	487	583
Amortization of deferred contract acquisition costs	35,459	28,642
Change in fair value of redeemable convertible preferred stock warrant liability	6,022	3,576
Provision for bad debts	556	551
Stock-based compensation expense	79,940	20,505
Accretion of marketable securities purchased at a discount	(1,247)	(1,152)
Non-cash interest expense	435	98
Other non-cash charges	(427)	—
Changes in operating assets and liabilities, net of business combinations
Accounts receivable	(73,067)	(33,413)
Deferred contract acquisition costs	(86,594)	(45,073)
Prepaid expenses and other assets	(43,467)	(5,819)
Accounts payable	(6,570)	(2,403)
Accrued expenses and other current liabilities	9,173	3,564
Accrued payroll and benefits	17,526	971
Deferred revenue	280,768	131,117
Other liabilities, noncurrent	(298)	356
Net cash provided by (used in) operating activities	99,943	(22,968)
Investing activities
Purchases of property and equipment	(80,198)	(35,851)
Capitalized internal-use software	(7,289)	(6,794)
Purchase of strategic investments	(1,000)	—
Purchases of marketable securities	(779,701)	(199,335)
Proceeds from sales of marketable securities	9,581	—
Maturities of marketable securities	228,976	99,950
Net cash used in investing activities	(629,631)	(142,030)
Financing activities
Proceeds from the issuance of common stock upon initial public offering, net of underwriting discounts	665,092	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	206,896
Repayment of loan payable	—	(6,158)
Proceeds from revolving line of credit	—	10,000
Repayment of revolving line of credit	—	(20,000)
Repayment of notes receivable from related parties	—	198
Payments of contingent consideration	—	(242)
Payments of indemnity holdback	—	(1,887)
Repurchase of stock options	—	(2,330)
Payments of deferred offering costs	(5,872)	—
Proceeds from issuance of common stock upon exercise of stock options	21,512	3,912
Proceeds from the issuance of common stock upon exercise of early exercisable stock options	10,264	—
Proceeds from issuance of common stock under the employee stock purchase plan	12,365	—
Settlement related to stockholder short-swing trade profit	2,283	—
Capital contributions from non-controlling interest holders	500	—
Net cash provided by financing activities	706,144	190,389
Effect of foreign exchange rates on cash and cash equivalents	(66)	(162)
Net increase in cash and cash equivalents	176,390	25,229
Cash and cash equivalents, beginning of period	88,408	63,179
Cash and cash equivalents, end of period	$264,798	$88,408

CROWDSTRIKE HOLDINGS, INC.
Non-GAAP Financial Measures with Reconciliation to GAAP
(in thousands, except percentages)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
GAAP subscription revenue	$138,537	$72,831	$436,323	$219,401

GAAP subscription gross profit	$103,921	$50,700	$323,849	$150,193
Add: Stock-based compensation expense	2,062	156	5,226	689
Add: Amortization of acquired intangible assets	61	105	323	327
Non-GAAP subscription gross profit	$106,044	$50,961	$329,398	$151,209

GAAP subscription gross margin	75%	70%	74%	68%

Non-GAAP subscription gross margin	77%	70%	75%	69%

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
GAAP total revenue	$152,109	$80,455	$481,413	$249,824

GAAP loss from operations	$(31,133)	$(31,232)	$(146,065)	$(136,864)
Add: Stock-based compensation expense	24,363	3,102	79,940	20,505
Add: Amortization of acquired intangible assets	102	148	487	583
Non-GAAP loss from operations	$(6,668)	$(27,982)	$(65,638)	$(115,776)

GAAP operating margin	(20)%	(39)%	(30)%	(55)%

Non-GAAP operating margin	(4)%	(35)%	(14)%	(46)%

CROWDSTRIKE HOLDINGS, INC.
Non-GAAP Financial Measures with Reconciliation to GAAP (Continued)
(in thousands, except percentages)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
GAAP net loss	$(28,408)	$(31,260)	$(141,779)	$(140,077)

Add: Stock-based compensation expense	$24,363	$3,102	$79,940	$20,505
Add: Amortization of acquired intangible assets	102	148	487	583
Less: Gain on settlement of lawsuit	—	—	(1,250)	—

Non-GAAP net loss	$(3,943)	$(28,010)	$(62,602)	$(118,989)

Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	207,565	46,416	148,062	44,863

GAAP net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.14)	$(0.67)	$(0.96)	$(3.12)

Non- GAAP net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.02)	$(0.60)	$(0.42)	$(2.65)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
GAAP total revenue	$152,109	$80,455	$481,413	$249,824

GAAP net cash provided by (used in) operating activities	66,107	15,808	99,943	(22,968)
Less: Purchases of property and equipment	(13,350)	(14,187)	(80,198)	(35,851)
Less: Capitalized internal-use software	(2,081)	(1,752)	(7,289)	(6,794)
Free cash flow	$50,676	$(131)	$12,456	$(65,613)

GAAP net cash used in investing activities	$(572,115)	$(10,671)	$(629,631)	$(142,030)
GAAP net cash provided by (used in) financing activities	$27,310	$(325)	$706,144	$190,389

GAAP net cash provided by (used in) operating activities as a percentage of revenue	43%	20%	21%	(9)%
Less: Purchases of property and equipment as a percentage of revenue	(9)%	(18)%	(17)%	(14)%
Less: Capitalized internal-use software as a percentage of revenue	(1)%	(2)%	(2)%	(3)%
Free cash flow margin	33%	—%	3%	(26)%

CROWDSTRIKE HOLDINGS, INC.
Statements of Operations: GAAP to Non-GAAP Reconciliations
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
GAAP cost of revenue	$43,417	$26,995	$141,627	$87,238
Less:
Stock based compensation expense	3,017	205	7,712	894
Amortization of acquired intangible assets	61	105	323	327
Non-GAAP cost of revenue	$40,339	$26,685	$133,592	$86,017

GAAP subscription gross profit	$103,921	$50,700	$323,849	$150,193
Add:
Stock based compensation expense	2,062	156	5,226	689
Amortization of acquired intangible assets	61	105	323	327
Non-GAAP subscription gross profit	$106,044	$50,961	$329,398	$151,209

GAAP professional services gross profit	$4,771	$2,760	$15,937	$12,393
Add:
Stock based compensation expense	955	49	2,486	205
Non-GAAP professional services gross profit	$5,726	$2,809	$18,423	$12,598

GAAP sales and marketing operating expenses	$75,803	$49,338	$266,595	$172,682
Less:
Stock based compensation expense	8,408	1,234	23,919	5,175
Amortization of acquired intangible assets	31	32	123	143
Non-GAAP sales and marketing operating expenses	$67,364	$48,072	$242,553	$167,364

GAAP research and development operating expenses	$38,691	$22,005	$130,188	$84,551
Less:
Stock based compensation expense	5,050	583	15,403	7,815
Amortization of acquired intangible assets	10	11	41	113
Non-GAAP research and development operating expenses	$33,631	$21,411	$114,744	$76,623

GAAP general and administrative operating expenses	$25,331	$13,349	$89,068	$42,217
Less:
Stock based compensation expense	7,888	1,080	32,906	6,621
Non-GAAP general and administrative operating expenses	$17,443	$12,269	$56,162	$35,596

GAAP loss from operations	$(31,133)	$(31,232)	$(146,065)	$(136,864)
Add:
Stock based compensation expense	24,363	3,102	79,940	20,505
Amortization of acquired intangible assets	102	148	487	583
Non-GAAP loss from operations	$(6,668)	$(27,982)	$(65,638)	$(115,776)

GAAP net loss	$(28,408)	$(31,260)	$(141,779)	$(140,077)
Add:
Stock based compensation expense	24,363	3,102	79,940	20,505
Amortization of acquired intangible assets	102	148	487	583
Less:
Gain on settlement of lawsuit	—	—	(1,250)	—
Non-GAAP net loss	$(3,943)	$(28,010)	$(62,602)	$(118,989)
###

Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.
Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. In addition, the utility of free cash flow as a measure of our financial performance and liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.
Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
Non-GAAP Subscription Gross Profit and Non-GAAP Subscription Gross Margin
We define non-GAAP subscription gross profit and non-GAAP subscription gross margin as GAAP subscription gross profit and GAAP subscription gross margin, respectively, excluding stock-based compensation expense and amortization of acquired intangible assets. We believe non-GAAP subscription gross profit and non-GAAP subscription gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these measures eliminate the effects of certain variables unrelated to our overall operating performance.
Non-GAAP Loss from Operations
We define non-GAAP loss from operations as GAAP loss from operations excluding stock-based compensation expense, amortization of acquired intangible assets, and acquisition-related expenses. We believe non-GAAP loss from operations provides our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as this metric generally eliminates the effects of certain variables unrelated to our overall operating performance.
Non-GAAP Net Loss per Share Attributable to Common Stockholders, Basic and Diluted

We define non-GAAP net loss per share attributable to common stockholders, as non-GAAP net loss divided by the weighted-average shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period. We may periodically incur charges or receive payments in connection with litigation settlements. We exclude these charges and payments received from non-GAAP net loss when associated with a significant settlement because we do not believe they are reflective of ongoing business and operating results.
Free Cash Flow
Free cash flow is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software. We monitor free cash flow as one measure of our overall business performance, which enables us to analyze our future performance without the effects of non-cash items and allow us to better understand the cash needs of our business. While we believe that free cash flow is useful in evaluating our business, free cash flow is a non-GAAP financial measure that has limitations as an analytical tool, and free cash flow should not be considered as an alternative to, or substitute for, net cash provided by (used in) operating activities in accordance with GAAP. The utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for any given period. In addition, other companies, including companies in our industry, may calculate free cash flow differently or not at all, which reduces the usefulness of free cash flow as a tool for comparison.

Explanation of Operational Measures
Annual Recurring Revenue
ARR is calculated as the annualized value of our customer subscription contracts as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms. To the extent that we are negotiating a renewal with a customer after the expiration of the subscription, we continue to include that revenue in ARR if we are actively in discussion with such an organization for a new subscription or renewal, or until such organization notifies us that it is not renewing its subscription.
Magic Number
Magic Number is calculated by performing the following calculation for the most recent four quarters and taking the average: annualizing the difference between a quarter’s Subscription Revenue and the prior quarter’s Subscription Revenue, and then dividing the resulting number by the previous quarter’s Non-GAAP Sales & Marketing Expense. Magic Number = Average of previous four quarters: ((Quarter Subscription Revenue – Prior Quarter Subscription Revenue) x 4) / Prior Quarter Non-GAAP Sales & Marketing Expense.